Exhibit 99.1

Jack in the Box Inc. Reports Third Quarter FY 2020 Earnings; Reinstates Quarterly Cash Dividend

SAN DIEGO--(BUSINESS WIRE)--August 5, 2020--Jack in the Box Inc. (NASDAQ: JACK) today reported financial results for the third quarter ended July 5, 2020.

Increase in same-store sales:

	12 Weeks Ended		40 Weeks Ended
	July 5, 2020	July 7, 2019	July 5, 2020	July 7, 2019
Company	4.1%	2.8%	1.2%	1.2%
Franchise	6.9%	2.7%	1.5%	0.8%
System	6.6%	2.7%	1.5%	0.8%

Jack in the Box® system same-store sales increased 6.6 percent for the quarter. Company same-store sales increased 4.1 percent in the third quarter driven by average check growth of 20.2 percent while transactions decreased 16.1 percent.

Darin Harris, chief executive officer, said, "In my first six weeks as CEO, I have witnessed the nimbleness and passion within this brand. I am proud of the way our franchisees, the teams in our restaurants, our employees, and our partners have responded swiftly to the changing occasions of our consumers amidst the pandemic. Our strong performance in the third quarter is a testament to this agile approach. Our focus on value combined with indulgent and flavorful products continues to drive overall performance for the brand.

This strong performance accelerated throughout the third quarter, and has continued thus far into the fourth quarter. I am excited about taking the learnings from this uncertain time and using them to fuel the remaining part of 2020 as well as our strategy into 2021."

Earnings from continuing operations were $32.2 million, or $1.40 per diluted share, for the third quarter of fiscal 2020 compared with $13.5 million, or $0.51 per diluted share, for the third quarter of fiscal 2019.

Operating Earnings Per Share(1), a non-GAAP measure, were $1.37 in the third quarter of fiscal 2020 compared with $1.07 in the prior year quarter. A reconciliation of non-GAAP Operating Earnings Per Share to GAAP results is provided below, with additional information included in the attachment to this release.

	12 Weeks Ended		40 Weeks Ended
	July 5, 2020	July 7, 2019	July 5, 2020	July 7, 2019
Diluted earnings per share from continuing operations – GAAP	$1.40	$0.51	$2.21	$2.67
Loss on early termination of interest rate swaps	—	0.56	—	0.56
Restructuring charges	—	—	0.04	0.19
Gains on the sale of company-operated restaurants	(0.03)	—	(0.08)	(0.01)
Gain on sale of corporate office building	—	—	(0.33)	—
Pension settlement charges	—	—	1.20	—
Operating Earnings Per Share – non-GAAP (1)	$1.37	$1.07	$3.03	$3.41
(1) Operating Earnings per share may not add due to rounding.

Adjusted EBITDA(2), a non-GAAP measure, was $72.9 million in the third quarter of fiscal 2020 compared with $57.8 million for the prior year quarter.

Results for the third quarter reflect the business and financial impacts of the COVID-19 pandemic, which include the following:

  Restaurant traffic declined substantially, although did improve versus the last five weeks of the second quarter. Check growth continued to drive overall same-store sales growth.
  Higher costs for delivery fees and supplies related to COVID-19 increased Occupancy and Other as a percentage of company restaurant sales by 90 basis points.
  Higher costs for a new emergency paid sick leave program increased Labor as a percentage of company restaurant sales by 30 basis points.
  The company did not provide any additional relief to franchisees in the form of marketing fee reduction or postponement or rent postponement in the third quarter. The marketing fee reduction in April, however, did impact slightly over two weeks of the third quarter, resulting in lower Advertising costs by $0.1 million, and reduced Franchise Contributions for Advertising by approximately $2.9 million.
  The company implemented a short-term cash preservation strategy, and as such, did not buy back any shares in the third quarter. The company also significantly reduced capital spending.

Restaurant-Level Margin(3), a non-GAAP measure, decreased by 160 basis points to 25.4 percent of company restaurant sales in the third quarter of fiscal 2020 from 27.0 percent a year ago. The decrease was due primarily to wage inflation as well as higher delivery fees and supply costs related to COVID-19. Food and packaging costs, as a percentage of company restaurant sales, decreased 20 basis points in the quarter driven by menu price increases and favorable mix shift, partially offset by increases in ingredient costs. Commodity costs increased 3.6 percent in the quarter as compared with the prior year, due primarily to increases in beef.

Franchise-Level Margin(3), a non-GAAP measure, increased by $5.4 million in the third quarter, primarily driven by higher royalties and rental revenues as franchise same-store sales increased. The company did not provide any additional relief to franchisees through postponements or reductions of rent or marketing in the third quarter.

Franchise-Level Margin(3), as a percentage of total franchise revenues, was 41.5 percent in the third quarter of fiscal 2020. The company adopted the new lease accounting standard, ASC 842, in fiscal 2020, which resulted in grossing up both franchise rental revenues and franchise occupancy expenses by approximately $9.7 million and $9.9 million respectively in the third quarter. Without these adjustments, Franchise-Level Margin(3) would have been 44.4 percent of total franchise revenues. This compares with 42.4 percent in the prior year.

As a percentage of system-wide sales, G&A was 1.1 percent in the third quarter of fiscal 2020 compared with 2.5 percent in the prior year quarter. The $10.6 million decrease in G&A, which excludes advertising, was primarily driven by:

  a decrease of $7.0 million in costs related to litigation matters versus prior year;
  mark-to-market adjustments on investments supporting the company's non-qualified retirement plans resulting in a $2.6 million year-over-year decrease in G&A; and
  a $2.5 million decrease in incentive compensation.
  These increases were partially offset by a $2.6 million increase in insurance.

Advertising costs, which are included in SG&A, decreased $0.1 million in the third quarter due to the reduction in marketing fees for April. In the third quarter of fiscal 2020, SG&A expenses decreased by $10.7 million and were 5.6 percent of revenues compared with 11.0 percent in the prior year quarter.

Impairment and other charges, net, increased $4.0 million in the third quarter, driven by a $5.7 million gain on sale of a restaurant property in the prior year quarter.

Interest expense, net, decreased by $20.8 million in the third quarter driven by the termination of our interest rate swaps in the prior year quarter.

The effective tax rate for the third quarter of fiscal 2020 was 27.9 percent, an improvement versus the second quarter, primarily driven by the improvement in operating earnings before income tax and nontaxable gains from mark-to-market adjustments associated with investments supporting the company's non-qualified retirement plans.

Capital Allocation and Liquidity Position

The company did not repurchase any shares in the third quarter of fiscal 2020, and as announced on April 15, 2020, temporarily suspended its share repurchase program. This leaves approximately $122 million remaining under share repurchase programs authorized by its Board of Directors, consisting of $22 million remaining that expire in November 2020 and approximately $100 million remaining that expire in November 2021.

The company also announced today that on July 31, 2020, its Board of Directors declared a cash dividend of $0.40 per share on the company's common stock. The dividend is payable on September 3, 2020, to shareholders of record at the close of business on August 18, 2020. The reinstatement of the dividend reflects the strong financial health of the company and continued commitment to shareholders.

As of the end of the third quarter, the company had approximately $196.9 million in cash, of which $159.5 million was unrestricted cash.

Conference Call

The company will host a conference call for financial analysts and investors on Thursday, August 6, 2020, beginning at 8:30 a.m. PT (11:30 a.m. ET). The conference call will be broadcast live over the Internet via the Jack in the Box Inc. corporate website. To access the live call through the Internet, log onto the Investors section of the Jack in the Box Inc. website at

http://investors.jackinthebox.com at least 15 minutes prior to the event in order to download and install any necessary audio software. A replay of the call will be available through the Jack in the Box Inc. corporate website for 21 days, beginning at approximately 11:30 a.m. PT on August 6, 2020.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,200 restaurants in 21 states and Guam. For more information on Jack in the Box, including franchising opportunities, visit www.jackinthebox.com

(1) Operating Earnings Per Share represents diluted earnings per share from continuing operations on a GAAP basis excluding gains or losses on the sale of company-operated restaurants, restructuring charges, gain on sale of corporate office building, pension settlement charges, loss on early termination of interest rate, and the excess tax benefits from share-based compensation arrangements. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

(2) Adjusted EBITDA represents net earnings on a GAAP basis excluding earnings or losses from discontinued operations, income taxes, interest expense, net, gains or losses on the sale of company-operated restaurants, impairment and other charges, net, depreciation and amortization, the amortization of franchise tenant improvement allowances and pension settlement charges. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

(3) Restaurant-Level Margin and Franchise-Level Margin are non-GAAP measures. These non-GAAP measures are reconciled to earnings from operations, the most comparable GAAP measure, in the attachment to this release. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goals,” “guidance,” “intend,” “plan,” “project,” “may,” “will,” “would” and similar expressions. These statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate. These estimates and assumptions involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. Factors that may cause our actual results to differ materially from any forward-looking statements include, but are not limited to: the potential impacts to our business and operations resulting from the coronavirus COVID-19 pandemic, the success of new products, marketing initiatives and restaurant remodels and drive-thru enhancements; the impact of competition, unemployment, trends in consumer spending patterns and commodity costs; the company's ability to reduce G&A and operate efficiently; the company’s ability to achieve and manage its planned growth, which is affected by the availability of a sufficient number of suitable new restaurant sites, the performance of new restaurants, risks relating to expansion into new markets and successful franchise development; the ability to attract, train and retain top-performing personnel, litigation risks; risks associated with disagreements with franchisees; supply chain disruption; food-safety incidents or negative publicity impacting the reputation of the company's brand; increased regulatory and legal complexities, including federal, state and local policies regarding mitigation strategies for controlling the coronavirus COVID-19 pandemic, risks associated with the amount and terms of the securitized debt issued by certain of our wholly owned subsidiaries; adverse investor response to the company's temporary suspension of its stock repurchase program; and stock market volatility. These and other factors are discussed in the company’s annual report on Form 10-K and its periodic reports on Form 10-Q filed with the Securities and Exchange Commission, which are available online at http://investors.jackinthebox.com or in hard copy upon request. The company undertakes no obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise.

JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)
(Unaudited)

	12 Weeks Ended		40 Weeks Ended
	July 5, 2020	July 7, 2019	July 5, 2020	July 7, 2019
Revenues:
Company restaurant sales	$82,444	$78,434	$262,188	$257,948
Franchise rental revenues	76,021	63,359	241,990	208,895
Franchise royalties and other	43,239	40,180	133,469	130,840
Franchise contributions for advertising and other services	40,571	40,386	128,458	131,189
	242,275	222,359	766,105	728,872
Operating costs and expenses, net:
Company restaurant costs (excluding depreciation and amortization):
Food and packaging	24,077	23,058	77,662	74,350
Payroll and employee benefits	25,085	23,121	81,236	76,163
Occupancy and other	12,334	11,052	40,862	38,165
Total company restaurant costs	61,496	57,231	199,760	188,678
Franchise occupancy expenses	48,612	38,371	161,470	127,702
Franchise support and other costs	2,692	2,695	10,339	8,337
Franchise advertising and other services expenses	42,176	41,882	133,134	136,397
Selling, general and administrative expenses	13,680	24,389	66,131	66,057
Depreciation and amortization	12,141	12,786	41,151	42,645
Impairment and other charges, net	738	(3,256)	(7,837)	5,567
Gains on the sale of company-operated restaurants	(1,050)	—	(2,625)	(219)
	180,485	174,098	601,523	575,164
Earnings from operations	61,790	48,261	164,582	153,708
Other pension and post-retirement expenses, net	1,482	342	40,972	1,141
Interest expense, net	15,700	36,494	51,051	67,144
Earnings from continuing operations and before income taxes	44,608	11,425	72,559	85,423
Income taxes	12,432	(2,048)	21,023	15,699
Earnings from continuing operations	32,176	13,473	51,536	69,724
Earnings (losses) from discontinued operations, net of taxes	379	(284)	379	2,652
Net earnings	$32,555	$13,189	$51,915	$72,376

Net earnings per share - basic:
Earnings from continuing operations	$1.41	$0.52	$2.22	$2.69
Earnings from discontinued operations	0.02	(0.01)	0.02	0.10
Net earnings per share (1)	$1.42	$0.51	$2.24	$2.79
Net earnings per share - diluted:
Earnings from continuing operations	$1.40	$0.51	$2.21	$2.67
Earnings from discontinued operations	0.02	(0.01)	0.02	0.10
Net earnings per share (1)	$1.42	$0.50	$2.23	$2.77
Weighted-average shares outstanding:
Basic	22,847	25,958	23,192	25,933
Diluted	22,916	26,176	23,322	26,150

Dividends declared per common share	$—	$0.40	$0.80	$1.20
(1) Earnings per share may not add due to rounding.

JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	July 5, 2020	September 29, 2019
ASSETS
Current assets:
Cash	$159,540	$125,536
Restricted cash	37,373	26,025
Accounts and other receivables, net	88,242	45,235
Inventories	1,835	1,776
Prepaid expenses	13,447	9,015
Current assets held for sale	6,191	16,823
Other current assets	3,504	2,718
Total current assets	310,132	227,128
Property and equipment:
Property and equipment, at cost	1,140,285	1,176,241
Less accumulated depreciation and amortization	(796,159)	(784,307)
Property and equipment, net	344,126	391,934
Other assets:
Operating lease right-of-use asset	902,858	—
Intangible assets, net	283	425
Goodwill	47,161	46,747
Deferred tax assets	66,132	85,564
Other assets, net	216,008	206,685
Total other assets	1,232,442	339,421
	$1,886,700	$958,483
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$13,821	$774
Current operating lease liabilities	169,347	—
Accounts payable	26,339	37,066
Accrued liabilities	143,344	120,083
Total current liabilities	352,851	157,923
Long-term liabilities:
Long-term debt, net of current maturities	1,366,171	1,274,374
Long-term operating lease liabilities, net of current portion	777,883	—
Other long-term liabilities	216,752	263,770
Total long-term liabilities	2,360,806	1,538,144
Stockholders’ deficit:
Preferred stock $0.01 par value, 15,000,000 shares authorized, none issued	—	—
Common stock $0.01 par value, 175,000,000 shares authorized, 82,320,270 and 82,159,002 issued, respectively	823	822
Capital in excess of par value	491,594	480,322
Retained earnings	1,607,485	1,577,034
Accumulated other comprehensive loss	(117,553)	(140,006)
Treasury stock, at cost, 59,646,773 and 57,760,573 shares, respectively	(2,809,306)	(2,655,756)
Total stockholders’ deficit	(826,957)	(737,584)
	$1,886,700	$958,483

JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	40 Weeks Ended
	July 5, 2020	July 7, 2019
Cash flows from operating activities:
Net earnings	$51,915	$72,376
Earnings from discontinued operations	379	2,652
Earnings from continuing operations	51,536	69,724
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	41,151	42,645
Amortization of franchise tenant improvement allowances and other	2,383	1,524
Deferred finance cost amortization	4,337	1,903
Excess tax benefits from share-based compensation arrangements	(71)	(66)
Deferred income taxes	12,567	(1,745)
Share-based compensation expense	7,612	6,589
Pension and postretirement expense	40,972	1,141
Gains on cash surrender value of company-owned life insurance	(1,861)	(3,117)
Gains on the sale of company-operated restaurants	(2,625)	(219)
Gains on the disposition of property and equipment, net	(10,386)	(5,756)
Non-cash operating lease costs	(5,689)	—
Impairment charges and other	195	1,624
Changes in assets and liabilities, excluding acquisitions:
Accounts and other receivables	(39,198)	(3,555)
Inventories	14	(79)
Prepaid expenses and other current assets	(5,034)	1,509
Accounts payable	(4,620)	24,321
Accrued liabilities	15,755	9,363
Pension and postretirement contributions	(4,921)	(5,126)
Franchise tenant improvement allowance distributions	(7,105)	(7,875)
Other	(4,844)	(16,012)
Cash flows provided by operating activities	90,168	116,793
Cash flows from investing activities:
Purchases of property and equipment	(16,736)	(25,041)
Proceeds from the sale of property and equipment	22,790	7,563
Proceeds from the sale and leaseback of assets	19,828	3,056
Proceeds from the sale of company-operated restaurants	2,625	133
Collections on notes receivable	—	15,239
Other	1,036	—
Cash flows provided by investing activities	29,543	950
Cash flows from financing activities:
Borrowings on revolving credit facilities	111,376	229,798
Repayments of borrowings on revolving credit facilities	(3,500)	(252,800)
Principal repayments on debt	(7,094)	(32,611)
Debt issuance costs	(216)	(5,088)
Dividends paid on common stock	(18,466)	(30,929)
Proceeds from issuance of common stock	3,559	696
Repurchases of common stock	(155,576)	(14,362)
Payroll tax payments for equity award issuances	(4,442)	(2,705)
Cash flows used in financing activities	(74,359)	(108,001)
Net increase in cash and restricted cash	45,352	9,742
Cash and restricted cash at beginning of period	151,561	2,705
Cash and restricted cash at end of period	$196,913	$12,447

JACK IN THE BOX INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

The following table presents certain income and expense items included in our condensed consolidated statements of earnings as a percentage of total revenues, unless otherwise indicated. Percentages may not add due to rounding.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS DATA
(Unaudited)

	12 Weeks Ended		40 Weeks Ended
	July 5, 2020	July 7, 2019	July 5, 2020	July 7, 2019
Revenues:
Company restaurant sales	34.0%	35.3%	34.2%	35.4%
Franchise rental revenues	31.4%	28.5%	31.6%	28.7%
Franchise royalties and other	17.8%	18.1%	17.4%	18.0%
Franchise contributions for advertising and other services	16.7%	18.2%	16.8%	18.0%
Total revenues	100.0%	100.0%	100.0%	100.0%
Operating costs and expenses, net:
Company restaurant costs:
Food and packaging (1)	29.2%	29.4%	29.6%	28.8%
Payroll and employee benefits (1)	30.4%	29.5%	31.0%	29.5%
Occupancy and other (1)	15.0%	14.1%	15.6%	14.8%
Total company restaurant costs (1)	74.6%	73.0%	76.2%	73.1%
Franchise occupancy expenses (2)	63.9%	60.6%	66.7%	61.1%
Franchise support and other costs (3)	6.2%	6.7%	7.7%	6.4%
Franchise advertising and other services expenses (4)	104.0%	103.7%	103.6%	104.0%
Selling, general and administrative expenses	5.6%	11.0%	8.6%	9.1%
Depreciation and amortization	5.0%	5.8%	5.4%	5.9%
Impairment and other charges, net	0.3%	(1.5)%	(1.0)%	0.8%
Gains on the sale of company-operated restaurants	(0.4)%	—%	(0.3)%	—%
Earnings from operations	25.5%	21.7%	21.5%	21.1%
Income tax rate (5)	27.9%	(17.9)%	29.0%	18.4%
(1) As a percentage of company restaurant sales.
(2) As a percentage of franchise rental revenues.
(3) As a percentage of franchise royalties and other.
(4) As a percentage of franchise contributions for advertising and other services.
(5) As a percentage of earnings from continuing operations and before income taxes.

Jack in the Box system sales (in thousands):

	12 Weeks Ended		40 Weeks Ended
	July 5, 2020	July 7, 2019	July 5, 2020	July 7, 2019
Company-owned restaurant sales	$82,444	$78,434	$262,188	$257,948
Franchised restaurant sales (1)	804,791	747,398	2,480,062	2,428,708
System sales (1)	$887,235	$825,832	$2,742,250	$2,686,656

(1) Franchised restaurant sales represent sales at franchised restaurants and are revenues of our franchisees. System sales include company and franchised restaurant sales. We do not record franchised sales as revenues; however, our royalty revenues, marketing fees and percentage rent revenues are calculated based on a percentage of franchised sales. We believe franchised and system restaurant sales information is useful to investors as they have a direct effect on the company's profitability.

The following table summarizes the year-to-date changes in the number and mix of Jack in the Box company and franchise restaurants:

SUPPLEMENTAL RESTAURANT ACTIVITY INFORMATION
(Unaudited)

	2020			2019
	Company	Franchise	Total	Company	Franchise	Total

Beginning of year	137	2,106	2,243	137	2,100	2,237
New	—	20	20	—	16	16
Acquired from franchisees	8	(8)	—	—	—	—
Closed	(1)	(18)	(19)	—	(11)	(11)
End of period	144	2,100	2,244	137	2,105	2,242
% of system	6%	94%	100%	6%	94%	100%

JACK IN THE BOX INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS
(Unaudited)

To supplement the consolidated financial statements, which are presented in accordance with GAAP, the company uses the following non-GAAP measures: Operating Earnings Per Share, Adjusted EBITDA, Restaurant-Level Margin and Franchise-Level Margin. Management believes that these measurements, when viewed with the company's results of operations in accordance with GAAP and the accompanying reconciliations in the tables below, provide useful information about operating performance and period-over-period changes, and provide additional information that is useful for evaluating the operating performance of the company's core business without regard to potential distortions.

Operating Earnings Per Share

Operating Earnings Per Share represents diluted earnings per share from continuing operations on a GAAP basis excluding gains or losses on the sale of company-operated restaurants, restructuring charges, the gain on sale of corporate office building, pension settlement charges, loss on early termination of interest rate, and the excess tax benefits from share-based compensation arrangements which are now recorded as a component of income tax expense versus equity prior to fiscal year 2019. Operating Earnings Per Share should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Operating Earnings Per Share provides investors with a meaningful supplement of the company’s operating performance and period-over-period changes without regard to potential distortions.

Below is a reconciliation of non-GAAP Operating Earnings Per Share to the most directly comparable GAAP measure, diluted earnings per share from continuing operations. Figures may not add due to rounding.

	12 Weeks Ended		40 Weeks Ended
	July 5, 2020	July 7, 2019	July 5, 2020	July 7, 2019
Diluted earnings per share from continuing operations – GAAP	$1.40	$0.51	$2.21	$2.67
Loss on early termination of interest rate swaps	—	0.56	—	0.56
Restructuring charges	—	—	0.04	0.19
Gains on the sale of company-operated restaurants	(0.03)	—	(0.08)	(0.01)
Gain on sale of corporate office building	—	—	(0.33)	—
Pension settlement charges	—	—	1.20	—
Operating Earnings Per Share – non-GAAP (1)	$1.37	$1.07	$3.03	$3.41
(1) Operating Earnings per share may not add due to rounding.

Adjusted EBITDA

Adjusted EBITDA represents net earnings on a GAAP basis excluding earnings or losses from discontinued operations, income taxes, interest expense, net, pension settlement charges, gains or losses on the sale of company-operated restaurants, impairment and other charges, net, depreciation and amortization, and the amortization of franchise tenant improvement allowances and other. Adjusted EBITDA should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Adjusted EBITDA is useful to investors to gain an understanding of the factors and trends affecting the company's ongoing cash earnings, from which capital investments are made and debt is serviced.

Below is a reconciliation of non-GAAP Adjusted EBITDA to the most directly comparable GAAP measure, net earnings (in thousands).

	12 Weeks Ended		40 Weeks Ended
	July 5, 2020	July 7, 2019	July 5, 2020	July 7, 2019
Net earnings - GAAP	$32,555	$13,189	$51,915	$72,376
(Earnings) losses from discontinued operations, net of taxes	(379)	284	(379)	(2,652)
Income taxes	12,432	(2,048)	21,023	15,699
Interest expense, net	15,700	36,494	51,051	67,144
Pension settlement charges	103	—	39,030	—
Gains on the sale of company-operated restaurants	(1,050)	—	(2,625)	(219)
Impairment and other charges, net	738	(3,256)	(7,837)	5,567
Depreciation and amortization	12,141	12,786	41,151	42,645
Amortization of franchise tenant improvement allowances and other	618	387	2,383	1,524
Adjusted EBITDA – non-GAAP	$72,858	$57,836	$195,712	$202,084

Restaurant-Level Margin

Restaurant-Level Margin is defined as company restaurant sales less restaurant operating costs (food and packaging, labor, and occupancy costs) and is neither required by, nor presented in accordance with GAAP. Restaurant-Level Margin excludes revenues and expenses of our franchise operations and certain costs, such as selling, general, and administrative expenses, depreciation and amortization, impairment and other charges, net, gains or losses on the sale of company-operated restaurants, and other costs that are considered normal operating costs. As such, Restaurant-Level Margin is not indicative of the overall results of the company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Restaurant-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The company is presenting Restaurant-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Restaurant-Level Margin as a key performance indicator to evaluate the profitability of company-owned restaurants.

Below is a reconciliation of non-GAAP Restaurant-Level Margin to the most directly comparable GAAP measure, earnings from operations (in thousands):

	12 Weeks Ended		40 Weeks Ended
	July 5, 2020	July 7, 2019	July 5, 2020	July 7, 2019
Earnings from operations - GAAP	$61,790	$48,261	$164,582	$153,708
Franchise rental revenues	(76,021)	(63,359)	(241,990)	(208,895)
Franchise royalties and other	(43,239)	(40,180)	(133,469)	(130,840)
Franchise contributions for advertising and other services	(40,571)	(40,386)	(128,458)	(131,189)
Franchise occupancy expenses	48,612	38,371	161,470	127,702
Franchise support and other costs	2,692	2,695	10,339	8,337
Franchise advertising and other services expenses	42,176	41,882	133,134	136,397
Selling, general and administrative expenses	13,680	24,389	66,131	66,057
Impairment and other charges, net	738	(3,256)	(7,837)	5,567
Gains on the sale of company-operated restaurants	(1,050)	—	(2,625)	(219)
Depreciation and amortization	12,141	12,786	41,151	42,645
Restaurant-Level Margin- Non-GAAP	$20,948	$21,203	$62,428	$69,270

Company restaurant sales	$82,444	$78,434	$262,188	$257,948

Restaurant-Level Margin % - Non-GAAP	25.4%	27.0%	23.8%	26.9%

Franchise-Level Margin

Franchise-Level Margin is defined as franchise revenues less franchise operating costs (occupancy expenses, advertising contributions, and franchise support and other costs) and is neither required by, nor presented in accordance with GAAP. Franchise-Level Margin excludes revenue and expenses of our company-operated restaurants and certain costs, such as selling, general, and administrative expenses, depreciation and amortization, impairment and other charges, net, and other costs that are considered normal operating costs. As such, Franchise-Level Margin is not indicative of the overall results of the company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Franchise-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The company is presenting Franchise-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Franchise-Level Margin as a key performance indicator to evaluate the profitability of our franchise operations.

Below is a reconciliation of non-GAAP Franchise-Level Margin to the most directly comparable GAAP measure, earnings from operations (in thousands):

	12 Weeks Ended		40 Weeks Ended
	July 5, 2020	July 7, 2019 (1)	July 5, 2020	July 7, 2019 (1)
Earnings from operations - GAAP	$61,790	$48,261	$164,582	$153,708
Company restaurant sales	(82,444)	(78,434)	(262,188)	(257,948)
Food and packaging	24,077	23,058	77,662	74,350
Payroll and employee benefits	25,085	23,121	81,236	76,163
Occupancy and other	12,334	11,052	40,862	38,165
Selling, general and administrative expenses	13,680	24,389	66,131	66,057
Impairment and other charges, net	738	(3,256)	(7,837)	5,567
Gains on the sale of company-operated restaurants	(1,050)	—	(2,625)	(219)
Depreciation and amortization	12,141	12,786	41,151	42,645
Franchise-Level Margin - Non-GAAP	$66,351	$60,977	$198,974	$198,488

Franchise rental revenues	$76,021	$63,359	$241,990	$208,895
Franchise royalties and other	43,239	40,180	133,469	130,840
Franchise contributions for advertising and other services	40,571	40,386	128,458	131,189
Total franchise revenues	$159,831	$143,925	$503,917	$470,924

Franchise-Level Margin % - Non-GAAP	41.5%	42.4%	39.5%	42.1%

(1) During the first quarter of 2020, the Company changed its presentation of Non-GAAP Franchise-Level Margin to include "amortization of franchise tenant improvement allowances and other" in its definition thereof. The prior period has been recast to conform to current year presentation.

Contacts

Investor Contact:
Rachel Webb, (858) 571-2683